SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): February 18, 2004


                            Group 1 Automotive, Inc.
             (Exact name of Registrant as specified in its charter)



         Delaware                       1-13461                 76-0506313
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)




                            950 Echo Lane, Suite 100
                              Houston, Texas 77024
               (Address of principal executive offices) (Zip code)

                                 (713) 647-5700
               (Registrant's telephone number including area code)

Item 9.  Regulation FD Disclosure

     On February 18, 2004, Group 1 Automotive, Inc., a Delaware corporation, announced that executive management will present at the Raymond James 25th Annual Institutional Investors Conference on Monday, March 1, 2004. The text of the press release is set forth below:



                   Group 1 Automotive to Present at
                Raymond James Institutional Conference

    HOUSTON--(BUSINESS WIRE)--Feb. 18, 2004--Group 1 Automotive, Inc. (NYSE:GPI), a Fortune 500 specialty retailer, announced that executive management will present at the Raymond James 25th Annual Institutional Investors Conference being held in Orlando, Fla., at 9:15 a.m. EST on Monday, March 1, 2004. The presentation will cover Group 1's financial results and an overview of company strategies.
    A live audio webcast, with a replay available for 30 days, as well as a copy of the presentation will be accessible through Group 1's website at www.group1auto.com.

    About Group 1 Automotive, Inc.

    Group 1 currently owns 74 automotive dealerships comprised of 116 franchises, 30 brands, and 27 collision service centers located in California, Colorado, Florida, Georgia, Louisiana, Massachusetts, New Mexico, Oklahoma and Texas. Through its dealerships and Internet sites, the company sells new and used cars and light trucks; arranges related financing, vehicle service and insurance contracts; provides maintenance and repair services; and sells replacement parts.
    Group 1 Automotive can be reached on the Internet at www.group1auto.com


    CONTACT: Group 1 Automotive, Inc., Houston
             B.B. Hollingsworth, Jr., 713-647-5700
             or
             Scott L. Thompson, 713-647-5700
             or
             Kim Paper Canning, 713-647-5700
             or
             Fleishman-Hillard, Houston
             Investors/Media:
             Russell A.Johnson, 713-513-9515

                            Group 1 Automotive, Inc.



February 18, 2004                   By: /s/ Scott L. Thompson
_________________                   ____________________________________________
     Date                           Scott L. Thompson, Executive Vice President,
                                    Chief Financial Officer and Treasurer